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                                                                     EXHIBIT 3.2


                         CERTIFICATE OF FIRST AMENDMENT
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                       AFTER RECEIPT OF PAYMENT FOR STOCK
                                       OF
                          CHASE BRASS INDUSTRIES, INC.


              (Pursuant to Section 242 of the General Corporation
                         Law of the State of Delaware)


         Chase Brass Industries, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law ("DGCL"), does hereby certify:

         FIRST: That Article FIRST of the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate") be, and hereby is, amended to read in its entirety as follows:

            "FIRST:  The name of the Corporation is Chase Industries Inc."

         SECOND: That the amendment to Article FIRST of the Restated Certificate as set forth above was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: That the amendment to Article FIRST of the Restated Certificate as set forth above was duly adopted by the holders of a majority of the outstanding shares of common stock entitled to vote thereon in accordance with the applicable provisions of Sections 242 and 222 of the General Corporation Law of the State of Delaware by written ballot taken at a duly called annual meeting of the Corporation's stockholders.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Michael T. Segraves, its Vice President and Secretary, this 14th day of May, 1997.

                                        Chase Brass Industries, Inc.


                                        By:  /s/ Michael T. Segraves
                                           ------------------------------
                                                 Michael T. Segraves
                                                 Vice President and Secretary
Acknowledged:


By:      /s/ Todd A. Slater
   ------------------------------
         Todd A. Slater
         Assistant Secretary